===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  ONEIDA LTD
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                    ONEIDA
                         ONEIDA LTD., ONEIDA, NY 13421

   WILLIAM D. MATTHEWS
 Chairman of the Board

                                                                 April 24, 2000

To Our Stockholders:

  You are cordially invited to attend Oneida Ltd.'s 119th Annual Meeting on May 31, 2000.

  Details regarding time and place as well as the matters which will be considered at the meeting are described in the accompanying Notice and Proxy Statement.

  We hope that you can attend. However, whether or not you plan to attend, please sign and date the enclosed proxy card and return it promptly in the postpaid envelope we have provided. This will enable you to vote on the business to be transacted, whether or not you attend the meeting.

                                          Sincerely,

                                          /s/ William D. Matthews

                                  ONEIDA LTD.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 31, 2000

                               ----------------

Notice is Hereby Given that the Annual Meeting of Stockholders of ONEIDA LTD. will be held in the Big Hall of the Mansion House at Kenwood in the City of Oneida, New York, on May 31, 2000 at 2 p.m. for the following purposes:

  (a) to elect three directors for a three-year term and until their respective successors shall be elected and qualify;

  (b) to consider and vote upon the Amended and Restated Oneida Ltd. Restricted Stock Award Plan;

  (c) to consider and vote upon the Oneida Ltd. 2000 Non-Employee Directors' Equity Plan;

  (d) to consider and vote upon an amendment to the Oneida Ltd. Employee Stock Purchase Plan to authorize an additional five hundred thousand (500,000) shares of Common Stock for sale under the Plan;

  (e) to consider and vote upon a proposal to approve the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending January 27, 2001; and

  (f) to transact such other business as may properly come before the meeting or any adjournment of it.

  Only holders of Common Stock of record at the close of business on April 20, 2000 are entitled to notice of or to vote at the meeting.

                                          By Order of the Board of Directors

                                           /s/ CATHERINE H. SUTTMEIER

                                           CATHERINE H. SUTTMEIER
                                                  Secretary

Oneida, New York
April 24, 2000

  Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope so your stock can be voted in accordance with the terms of the Proxy Statement.

                                  ONEIDALTD.
                            Oneida, New York 13421

                               ----------------

                                PROXY STATEMENT

  The solicitation of the enclosed proxy is made by the Board of Directors of Oneida Ltd. (the "Corporation"), which will bear the cost of the solicitation. Regular employees of the Corporation may solicit proxies personally or by telephone. Expenses, including out-of-pocket expenses and charges which may be incurred or made by nominees or custodians solicited in obtaining authorization from their principals to execute proxies, will be borne by the Corporation. The Corporation has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies from banks, brokers and nominees for an estimated fee of $4,500.

  Proxies and proxy soliciting material were first mailed to stockholders on or about April 24, 2000.

  Only holders of record of the Common Stock of the Corporation as of the close of business April 20, 2000 are entitled to vote at the Annual Meeting. As of that date, there were outstanding 16,322,525 shares of Common Stock. Each share is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary for a quorum at the Annual Meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table lists the only stockholders known to the Corporation to be beneficial owners of more than five percent of the Corporation's Common Stock as of December 31, 1999.

                                                                 Percentage of
                                                                Total Number of
                   Name and Address                 Number of     Outstanding
                 of Beneficial Owners              Shares Owned     Shares
                 --------------------              ------------ ---------------
     Chase Manhattan Bank, N.A. ..................  2,417,218        14.6%
     Trustee for the Benefit of the Oneida Ltd.
     Employee Stock Ownership Plan
     P.O. Box 1412
     Rochester, NY 14603(1)
     National Rural Electric Cooperative Associa-
     tion                                           1,423,640         8.6%
     Retirement and Security Program..............
     1800 Massachusetts Avenue, N.W.
     Washington, D.C. 20036(2)
     Sanford C. Bernstein & Co., Inc. ............  1,140,142         6.9%
     One State Street Plaza
     New York, NY 10004(3)

--------
(1) On June 8, 1987, the Corporation established an Employee Stock Ownership Plan for the benefit of its Oneida Ltd. employees. The individual employee participants have sole voting power for the shares. The Corporation is the named fiduciary and administrator of the plan, and a committee appointed by the Board of Directors has sole dispositive power with regard to the shares, except that the individual employee participants have dispositive powers with regard to the shares in the event of a tender offer or any other offer or option to buy or exchange a significant number of shares in the trust. Chase Manhattan Bank, N.A., as trustee for the plan, has no discretionary power over the shares.
(2) The Corporation has received a copy of a Schedule 13G filed with the Securities and Exchange Commission by the National Rural Electric Cooperative Association Retirement and Security Program reporting beneficial ownership. This stockholder is described in the Schedule as an "Employee Benefit Plan, Pension Fund which is subject to the provisions of the Employee Retirement Income Security Act of 1974, or Endowment Fund."
(3) The Corporation has received a copy of a Schedule 13G filed with the Securities and Exchange Commission by Sanford C. Bernstein & Co., Inc. reporting beneficial ownership. The Stockholder is described in the Schedule as an "Investment Advisor/Broker Dealer."

                      ACTION TO BE TAKEN UNDER THE PROXY

  Unless the giver of the proxy directs otherwise, the shares represented by the accompanying proxy will be voted (a) for the election of three directors for a three-year term; (b) for the proposal to approve the amended and restated Oneida Ltd. Restricted Stock Award Plan; (c) for the proposal to approve the Oneida Ltd. 2000 Non-Employee Directors Equity Plan; (d) for the amendment to the Oneida Ltd. Employee Stock Purchase Plan to authorize an additional five hundred thousand (500,000) shares of Common Stock for sale under the plan; and (e) for the proposal to approve the appointment of PricewaterhouseCoopers LLP as independent auditors. In each case where the giver of a proxy has directed that the proxy be voted otherwise, it will be voted according to the direction given. As to any other business which properly comes before the meeting or any adjournment of it, the persons acting under the proxy intend to vote according to their judgment. Management is not aware of any such other matters of business.

                              REVOCATION OF PROXY

  Anyone who gives a proxy may still vote in person. The giver may revoke the proxy at any time before it has been exercised. In this event, written notice of revocation should be filed with the Secretary of the Corporation.

                    SIGNATURES ON PROXIES IN CERTAIN CASES

  If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or administrator, whose title should follow the signature. If a stockholder is a corporation, the enclosed proxy should be signed by an executive officer, whose title should be indicated.

                             ELECTION OF DIRECTORS

Nominees for Directors

  The Corporation's Board of Directors is divided into one class of three directors and two classes of four directors serving staggered three-year terms. At the 2000 Annual Meeting, stockholders are being asked to elect three directors, each for a three-year term expiring at the 2003 Annual Meeting. An affirmative vote of the majority of stockholders present in person or by proxy is necessary for the election of these directors.

  All three nominees, Georgia S. Derrico, R. Quintus Anderson, and Peter J. Kallet, are members of the present Board of Directors and each was elected to a three-year term in 1997. The fourth member of the class of directors elected in 1997, William D. Matthews, is retiring, and his seat is not being filled, thereby reducing this class from four to three directors.

  Each nominee has consented to being named in this Proxy Statement and to serve if elected. The Management has no reason to believe that any of the nominees will be unable or unwilling to serve. Should any nominee named in the table become unable or unwilling to accept nomination or election as a director, the persons acting under the proxy intend to vote for the election in his or her stead of such other person as the Management may recommend.

               Nominees for three-year term expiring May 28, 2003

Georgia S. Derrico (b)(c).............. Chairman of the Board and Chief
Director since 1982, Age 55             Executive Officer, Southern
                                        Financial Bancorp, Inc.
Ms. Derrico has held the above position for more than the past five years.
R. Quintus Anderson (b) (c)............ Chairman of the Board,
Director since 1994, Age 69             Aarque Capital Corporation
Mr. Anderson has held the above position for more than the past five years. He is a director of Cold Metal Products, Inc. and Northwestern Mutual Life Insurance
Company.
Peter J. Kallet (a).................... President and
Director since 1996, Age 53             Chief Executive Officer
Mr. Kallet was elected Chief Executive Officer in December, 1998. He has served as President and Chief Operating Officer since 1996 and previously was Senior
Vice President and General Manager of the Oneida Foodservice Division.

         Directors continuing in office whose term expires May 29, 2002


J. Peter Fobare (a).................... Senior Vice President and
Director since 1998, Age 50             General Manager, Oneida Consumer
                                        Retail Division
Mr. Fobare has held the above position for more than the past five years.
Whitney D. Pidot (d)................... Managing Partner, Shearman &
Director since 1996, Age 56             Sterling, Attorneys, New York
Mr. Pidot has been a partner with Shearman & Sterling for more than the past five years. Shearman & Sterling has served as counsel to the Corporation for more than the past five years.
Raymond T. Schuler (b) (c)............. Former Vice Chairman,
Director since 1988, Age 70             President and Chief Executive
                                        Officer, The Business Council of
                                        New York State, Inc.
Mr. Schuler served as the founding President and Chief Executive Officer of the
Business Council of New York State and prior to that was the President and Chief
Executive Officer of Associated Industries of New York State. He also served under Governors Rockefeller, Wilson and Carey as the Commissioner of the New York
State Department of Transportation. Mr. Schuler is a director of Consolidated
Rail Corporation.
William M. Tuck (b) (c)................ Former President, Crouse-Hinds
Director since 1996, Age 64             Division of Cooper
                                        Industries, Inc.
Mr. Tuck retired as President of Crouse-Hinds in 1998. He had held that position for more than the past five years.

         Directors continuing in office whose term expires May 30, 2001

William F. Allyn (b) (c)............... President, Welch Allyn, Inc.
Director since 1989, Age 64
Mr. Allyn has held the above position for more than the past five years. Mr.
Allyn is a director of Niagara Mohawk Power Corporation and M&T Bank.
Gregory M. Harden (b) (c).............. President and
Director since 1998, Age 43             Chief Executive Officer,
                                        Harden Furniture Co., Inc.
Mr. Harden has held the above position for the past five years. Mr. Harden is a director of Daniel Green Co., Inc. and Utica Mutual Insurance Co.

Catherine H. Suttmeier (a).................... Corporate Vice President,
Director since 1998, Age 43                    Secretary and General
                                               Counsel
Ms. Suttmeier has held the above position for more than the past five years.

--------
(a) Member of Executive Committee.

(b) Member of Audit Committee.

(c) Member of Management Development and Executive Compensation Committee.

(d) Of counsel to the Audit Committee and Management Development and Executive Compensation Committee.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table lists the Corporation's Common Stock beneficially owned by the management and directors of the Corporation as of March 31, 2000:

                                                         Number of
      Name of Beneficial Owner                          Shares Owned
      ------------------------                          ------------
      William F. Allyn                                      6,190(1)
      R. Quintus Anderson                                  77,139(1)
      Allan M. Conseur                                     13,167(2)(3)
      Georgia S. Derrico                                   20,400(1)
      J. Peter Fobare                                      49,198(2)(3)
      Gregory M. Harden                                    41,184(1)
      Peter J. Kallet                                      73,649(2)(3)
      Robert L. Lupica                                      6,506(2)(3)
      William D. Matthews                                 224,503(4)
      Whitney D. Pidot                                      7,140(1)
      Raymond T. Schuler                                    8,340(1)
      Matthew J. Smith                                     22,838(2)(3)
      Catherine H. Suttmeier                               24,615(2)(3)
      William M. Tuck                                       4,440(1)
      Nominees for director and directors and officers    707,892(1)(2)(3)(4)
       as a group

Mr. Matthews individually owns 1.4% of the Corporation's Common Stock.
The nominees and directors and officers as a group own 4.3%
--------
(1) Includes 2,000 shares which as of March 31, 2000 could be acquired within 60 days upon the exercise of options under the 1998 Non-Employee Director Stock Option Plan.
(2) Includes shares which as of March 31, 2000 could be acquired within 60 days upon the exercise of options in the following amounts: A. Conseur - 3,950; J. P. Fobare - 21,881; P. Kallet - 24,035; R. Lupica - 6,000; C.
    Suttmeier - 13,413; and M. Smith - 12,750.
(3) Includes shares held indirectly through the Corporation's Employee Stock Ownership Plan in the following amounts: A. Conseur - 296; J. P. Fobare - 6,468; P. Kallet - 10,480; R. Lupica - 54; M. Smith - 1,171; and C.
    Suttmeier - 4,102.
(4) Includes 417 shares which as of March 31, 2000 could be acquired within 60 days upon the exercise of options under the 1998 Non-Employee Director Stock Option Plan. Mr. Matthews also owns 390 shares of Oneida Ltd. 6% Preferred Stock.

Meetings of the Board of Directors and Standing Committees

  During the past fiscal year, the Board of Directors held eleven meetings. All directors attended more than seventy-five percent of the total number of meetings of the Board of Directors and of the standing committees on which they served. Certain members designated in the Election of Directors section attended the following standing committee meetings:

  Audit Committee. During the past fiscal year, the committee met on four occasions. None of the members of the committee is an officer or an employee of the Corporation. The committee reviews and makes recommendations to the Board of Directors with respect to the independent accountants' management letter and reviews the accounting systems and controls of the Corporation on a continuing basis.

  Management Development and Executive Compensation Committee. During the past fiscal year, the committee met on four occasions. None of the members of the committee is an officer or an employee of the Corporation. The committee reviews and establishes the salaries of the officers who are compensated at an annual basic rate of $150,000 or more. The committee also makes recommendations to the Board of Directors with respect to the organization, management and personnel of the Corporation and has responsibility for administering the Corporation's stock option plans, restricted stock awards, deferred compensation and incentive compensation plans.

  The Corporation does not have a standing Nominating Committee.

Directors' Compensation

  Directors who are not employees of the Corporation receive $14,000 on an annual basis for serving as directors of the Corporation. They also receive $1,250 per Board meeting, $750 each for the first two committee meetings held on the day of regular Board meetings, $400 for the third committee meeting held on the day of regular meetings and $750 for special committee meetings not held on the day of regular Board meetings. Committee chairpersons receive an additional $50 per committee meeting.

  Under the Oneida Ltd. 2000 Non-Employee Directors' Equity Plan, each non-employee director may elect to receive all or a portion of his or her annual retainer in Common Stock of the Corporation. The total number of shares is determined by dividing the number of the annual retainer that the director has elected to receive in Common Stock by the average closing price of the stock for the five day period immediately preceding the Board of Directors meeting at which annual retainers are paid. This year Ms. Derrico and Messrs. Allyn, Anderson, Harden, Pidot and Tuck each received 640 shares pursuant to the Plan.

  Pursuant to the 1998 Non-Employee Directors Stock Option Plan, each newly elected and continuing non-employee member of the Board of Directors is granted an option to purchase 1,000 shares of the Corporation's Common Stock at each Annual Meeting of Stockholders. All director options have a per share exercise price equal to the fair market value of the shares on the date of grant. Director options automatically vest and become exercisable upon the earlier of (i) twelve months from date of grant or (ii) the Annual Meeting of Stockholders which is immediately following the Annual Meeting at which the applicable director option was granted. All director options expire ten years from date of grant.

  Retiring non-employee directors who serve ten years or more on the Board continue to receive their retainer for ten years following their retirement. Non-employee directors who retire with five to ten years of service receive 50% of their annual retainer for the ten-year period after retirement.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table shows for the past three fiscal years the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued, to the Corporation's Chief Executive Officer and each of the Corporation's four other most highly compensated executive officers.

                                                                            Long Term Compensation
                                                                       --------------------------------
                                   Annual Compensation                   Awards          Payouts
                   --------------------------------------------------- ----------- --------------------
    Name and                                                           Restricted
    Principal                      Cash        Stock      Other Annual    Stock    Options     LTIP         All Other
    Position       Year  Salary  Incentive Incentive(/1/) Compensation Awards(/2/)    #    Payouts(/3/) Compensation(/4/)
    ---------      ---- -------- --------- -------------- ------------ ----------- ------- ------------ -----------------
Peter J. Kallet    1999 $290,000 $337,620          $0          $0        $62,604   12,000       $0           $6,229
 President & CEO   1998  260,000  189,030      12,543           0         35,624   25,000        0            4,830
                   1997  240,000  258,270      65,937           0         89,015   15,000        0            5,908
Allan H. Conseur,  1999  364,000  225,000           0           0              0    6,000        0            2,696
 Executive         1998  364,000  150,000           0           0              0   12,500        0            2,336
 Vice President    1997  364,000  175,000           0           0              0    5,000        0            2,535
J. Peter Fobare    1999  183,372   60,000           0           0              0    6,000        0            5,536
 Senior Vice
 President         1998  179,776   58,100           0           0              0   17,500        0            4,381
 and General Man-
 ager,             1997  169,600   82,825           0           0              0    9,000        0            5,267
 Consumer Retail
  Division
Robert L. Lupica   1999  164,000   80,000           0           0              0    6,000        0            1,178
 Corporate Senior  1998  126,000   70,000           0           0              0   15,000        0                0
 Vice President    1997  115,000   42,022           0           0              0    5,000        0                0
Matthew J. Smith   1999  148,988   95,000           0           0              0    6,000        0            3,158
 Corporate Senior  1998  146,068   63,500           0           0              0   15,000        0            2,564
 Vice President,   1997  137,800   66,260           0           0              0    4,000        0            3,036
 Information Sys-
  tems
 and Logistics

--------

(1) Mr. Kallet was awarded 900 shares for 1998 and 2,500 shares for 1997, pursuant to the incentive plan based on three-year performance of the Corporation's Common Stock, as described below on page 12; shares are valued at the market price on the date of allocation.


(2) Mr. Kallet was awarded 3,384 shares of Common Stock for 1999, 2,556 shares for 1998 and 3,375 shares for 1997, based on the Corporation's performance, pursuant to the incentive plan for the chief executive and chief operating officers, which is described below on page 12.

(3)  LTIP: Long-Term Incentive Payments.

(4) This category included (i) allocation of shares to the Employee Stock Ownership Plan as follows: for 1999, P. Kallet - 221; A. Conseur - 96; J.
     P. Fobare - 200; R. Lupica - 54; and M Smith - 117; for 1998, P. Kallet - 142; A Conseur - 61; J. P. Fobare - 127; and M. Smith - 73; and for 1997,
     P. Kallet - 212; A. Conseur - 86; J. P. Fobare - 188; and M. Smith - 104; shares are valued at the market price on the dates of allocations; and
     (ii) the Corporation's matching contributions to the executives' 401(k) savings accounts; the Corporation's contributions for Messrs. Kallet, Conseur, Fobare and Smith for 1998 were $500 and for 1997 were $250.

Stock Options

  The following table contains information concerning the grant of stock options under the Corporation's 1998 Stock Option Plan to the Corporation's Chief Executive Officer and each of the Corporation's four other most highly compensated executive officers as of the end of the past fiscal year.

                       OPTION GRANTS IN PAST FISCAL YEAR

                                            Individual Grants
      ----------------------------------------------------------------------------------------------
                                                                               Potential Realizable
                                           % of Total                            Value at Assumed
                                 Shares     Options                               Annual Rates of
                               Underlying  Granted to    Exercise                   Stock Price
                                Options   Employees in   or Base    Expiration   Appreciation for
      Name                      Granted   Fiscal Year  Price (S/Sh)    Date         Option Term
      ----                     ---------- ------------ ------------ ---------- ---------------------
                                                                                 5%($)      10%($)
                                                                               ---------- ----------
      P. Kallet...............   12,000       7.1         $25.56       2009       192,900    488,800
      A. Conseur..............    6,000       3.6          25.56       2009        96,500    244,400
      J. P. Fobare............    6,000       3.6          25.56       2009        96,500    244,400
      R. Lupica...............    6,000       3.6          25.56       2009        96,500    244,000
      M. Smith................    6,000       3.6          25.56       2009        96,500    244,000

Note: The 1998 Stock Option Plan provides for grants of Common Stock options to executive officers and key employees of the Corporation and its subsidiaries. The exercise price for shares granted is the market value of the shares on the date of the grant. The exercise price may be paid by cash; from time to time payment has been allowed in other forms, including by exchange of Common Stock of the Corporation previously held by the executive. The vesting schedule as well as the term during which an option may be exercised are established at the time of the grant.

  The following table sets forth information with respect to the named executives concerning the exercise of options during the past fiscal year and unexercised options held at the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN PAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUE

                                                                   Value of
                                                   Number of     Unexercised
                                                  Unexercised    In-the-Money
                                                  Options at      Options at
                                                   FY-End(#)      FY-End($)
                                                 ------------- ----------------
                           Shares
                         Acquired on    Value    Exercisable/    Exercisable/
      Name               Exercise(#) Realized($) Unexercisable  Unexercisable
      ----               ----------- ----------- ------------- ----------------
      P. Kallet.........        0            0   24,035/41,000 $188,378/111,780
      A. Conseur........        0            0    3,950/20,300    18,630/55,890
      J. P. Fobare......    7,200      105,759   21,881/25,400   173,974/67,068
      R. Lupica.........        0            0    6,000/22,500    37,260/55,890
      M. Smith..........        0            0   12,750/21,600    94,521/44,712

Pension Plan Table

  The following table shows estimated annual retirement benefits payable at age 65 under the Corporation's qualified defined benefit plan.

      Final Average
     Annual Earnings                         10 Years 20 Years 30 Years 40 Years
     ---------------                         -------- -------- -------- --------
     $100,000............................... $ 8,792  $17,584  $ 26,376 $ 35,168
      120,000...............................  10,692   21,384    32,076   42,768
      150,000...............................  13,542   27,084    40,626   54,168
      200,000...............................  18,292   36,584    54,876   73,168
      300,000...............................  27,792   55,584    83,376  111,168
      400,000...............................  37,292   74,584   111,876  149,168
      500,000...............................  46,792   93,584   140,376  187,168

  Compensation covered by the plan includes base salary and cash incentives reported in the Summary Compensation Table. The normal retirement benefit at age 65 is based on years of service and the average annual compensation during the three highest paid consecutive calendar years from the ten years of employment preceding retirement. Years of service for the purpose of determining benefits for the named executives are P. Kallet--31 years, A. Conseur--3 years; J. P. Fobare--26 years, R. Lupica--less than 1 year; and M. Smith--7 years.

  The Internal Revenue Code and the Employee Retirement Income Security Act of 1974 limits the amount of benefit that can be paid under the plan to $135,000 and the maximum compensation that can be taken into account in establishing benefits to $175,000.

  These named executives also participate in the Oneida Ltd. Employee Stock Ownership Plan, a defined contribution plan. Allocations for the past fiscal year are reported in the Summary Compensation Table.

  In addition to the retirement benefits described above, the Corporation maintains a Restoration Plan for key employees and officers selected by the Compensation Committee. The Chief Executive Officer and the other named executives are participants. The Restoration Plan guarantees (a) the benefit under the Pension Plan described above as if the limitations imposed by the Internal Revenue Code did not apply, plus (b) an annual retirement allowance equaling 50% for Mr. Kallet and 40% for other participants of their average annual compensation, actuarially reduced if the participant retires before age 62, and offset by the participating officer's other retirement benefits, including restoration benefits. The benefit is forfeited if the participant retires before age 55.

Change in Control Agreements

  The Corporation has entered into Change in Control Agreements with the five named executive officers dated November 15, 1999. The agreements, in general, provide that in the event the officer's employment is terminated as a result of a Change in Control, the officer will be entitled to a severance payment equal to 2.99 times his or her average annual compensation (as defined), health insurance for three years following termination and a supplemental pension benefit.

  These agreements define a "Change in Control" as an event where (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; (b) during any period of two consecutive years (not including any period prior to the effective date of this Agreement), individuals who at the beginning of such periods constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Business Combination"), in each case with respect to which stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own directly or indirectly more than 50% of the combined voting power of the Company or other corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the voting securities of the Company; (d) all or substantially all of the assets of the Company are sold, liquidated or distributed; or (e) there occurs a transaction that constitutes a change in the (i) ownership of the Company, (ii) effective control of the Company or (iii) effective ownership of a substantial portion of the assets of the Company, as determined pursuant to Internal Revenue Code
Section 280G and the regulations promulgated thereunder.

  The agreements provide for a full tax gross up for all excise taxes incurred under the "golden parachute" rules of the Internal Revenue Code.

  In 1989 the Board of Directors also approved an Employee Security Plan which provides severance benefits for all eligible employees of the Corporation who lose their jobs in the event of a Change in Control. Employees are eligible for these benefits if they have one year or more of service. Executive officers who are parties to the agreements described above are not eligible for Employee Security Plan benefits.

                         BOARD COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  Decisions on compensation of the Corporation's executives generally are made by the Management Development and Executive Compensation Committee of the Board of Directors ("Compensation Committee"). This committee consists of six non-employee directors of the Corporation. Mr. Pidot serves the committee in the capacity of counsel.

  This Compensation Committee report provides the policies and philosophy underlying decisions regarding executive compensation for 1999 and how they affected Mr. Kallet, in particular, and in general Messrs. Conseur, Fobare, Lupica and Smith--the four executive officers other than Mr. Kallet who for 1999 were the Corporation's most highly paid executive officers.

Oneida's Executive Compensation Policies

  Oneida's executive compensation programs are designed to retain and reward executives who are capable of leading the Corporation to achieve its business objectives in an industrial and market environment characterized by growth, complexity, competition and change.

  Increasingly, compensation is provided in the form of cash or stock-based incentive plans intended to integrate pay with the Corporation's annual and long-term performance goals, recognizing both individual initiative and achievements as well as contributions toward overall divisional and corporate performance.

  Executives other than the named executive officers are eligible for selection as participants in the Corporation's executive incentive plans. Moreover, all employees of the Corporation's Oneida Silversmiths Division participate in an annual profit sharing plan based on the performance of their business unit. However, these employees typically receive a larger percentage of their compensation in salary than do senior executives.

  As a result of the emphasis on tying executive compensation to business performance, compensation may fluctuate from year to year. Historically, in successful years, a substantial portion of executives' total compensation was earned through incentives. In less profitable years, less or no incentive compensation is paid.

  Annual compensation for Oneida's executive management consists of three elements:

    1.Salary -- In general, salaries are influenced by compensation paid to executives of corporations with similar revenues and scopes of operation. Within that framework, individual salaries reflect personal contribution and performance as well as experience and years of service. In evaluating an executive's personal contribution and performance, the Corporation considers the individual's contribution to the overall performance of the Corporation or division; effectiveness in budget management; performance in assigned special projects; and managerial ability.

    2.Annual Cash Incentive -- These annual incentive payments are tied directly to corporate or business unit performance:

      a.Corporate -- For executives with corporate responsibilities, their incentive measurements for 1999 were Return on Equity and Income before Taxes. These two factors reflect the Corporation's relative emphasis on return and growth; and

      b.Other -- For executives whose responsibilities are limited to a division or subsidiary, incentives are based on their business unit's operating income and cash flow.

    3.Stock Awards and Options -- The Corporation believes its senior executives should have a greater equity interest in the Corporation as a way of aligning their interests with those of stockholders. Long-term incentive programs have been designed with this interest in mind:

      a.Stock option grants -- These provide an incentive that focuses executives' attention on managing the Corporation from the perspective of an owner with an equity stake in the business.

    Because the option price is the fair market value of a share at the time of the grant, stock options are tied to the future performance of stock and will provide value to the recipient only when the price of stock rises above the option grant price; and

      b.Restricted stock awards -- The Corporation's plan is intended to promote the growth and profitability of the Corporation by providing long-term equity rewards to key employees who are expected to have a significant impact on the performance of the Corporation. These awards provide a long-term focus since, in general, the stock is restricted from being sold, transferred or assigned and is forfeitable until it vests.

The Chief Executive's 1999 Compensation

  SEC regulations require the Compensation Committee to discuss its basis for decisions affecting the chief executive's 1999 compensation in relation to the Corporation's performance during the past fiscal year.

  The Compensation Committee's general approach in setting the chief executive's annual compensation seeks to reflect compensation levels of other corporations with similar revenues and scopes of operation, but to provide a large percentage of his target compensation based on objective long-term performance criteria. This provides an incentive to work toward clearly defined long-term goals while providing stability by giving the chief executive some certainty in the level of his compensation through the non-performance based elements.

  The chief executive's compensation package includes two performance-based incentive programs--one based on the long-term performance of the Corporation's stock and the other based on corporate performance during the previous year. The incentive programs have had the effect of more directly tying compensation to the Corporation's performance. As a result, overall compensation for the chief executive rose last year as performance exceeded the levels achieved the previous year.

  In the stock performance-based plan, payouts are determined by the average annual growth in earnings per share of the Corporation's Common Stock over the prior three-year period. In years when the performance goals are met, the Chief Executive Officer may elect to receive his award in cash or stock or a combination of both. A stock selection is encouraged by setting the election price at 80 percent of the average Common Stock prices on the last day of each of the preceding four fiscal quarters.

  Mr. Kallet's 1999 incentive under this plan was based on achieving 187 percent of the plan's performance goals.

  The remainder of Mr. Kallet's performance-based compensation for 1999 derived from the plan for the Chief Executive Officer which provides for annual cash incentives as well as restricted stock awards based on corporate performance during the preceding fiscal year. The features of this plan are:

    1.Payouts are based on a formula of 50 percent Return on Equity and 50 percent Income before Taxes, reflecting the Corporation's present relative emphasis on return and growth;

    2.The plan incorporates base or platform performance objectives which must be met before any payments are made. These performance objectives are set for a two-year period. They are based on goals for good performance, rather than levels which happen to be attainable in a given year; and

    3.In years when performance goals are met, in addition to his cash incentive, the Chief Executive Officer will be considered for a restricted stock award. The value of the stock award will be one-third of the profit sharing payout, with the number of shares determined by market price.

  Mr. Kallet's cash and stock incentives under this plan were based on achieving 134 percent of the plan's target amount.

  In 1999, Mr. Kallet's salary reflects an increase of 21 percent in comparison with the preceding year. Mr. Kallet succeeded Mr. Mathews as Chief Executive Officer in December, 1998, and his 1999 salary, in part, reflects his assumption of the duties of the office.

  The chief executives' overall compensation for 1999 further reflects the awards provided in their performance-based incentives. As such, it is directly related to the performance of continuing operations of the Corporation during the past fiscal year, which exceeded levels achieved in the previous year.

  Mr. Kallet, with other Corporation executives, participates in the stock option program discussed above.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Georgia S. Derrico, Chairman
William F. Allyn
R. Quintus Anderson
Gregory M. Harden
Raymond T. Schuler
William M. Tuck

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

  Mr. Pidot sits on the Compensation Committee by invitation as counsel.

                     1995-2000 Stockholders' Return Graph

  The following line graph compares the cumulative total stockholder return of the Corporation's Common Stock with returns for the Russell 2000 Index and a "Housewares Peer Group" for the period covering the Corporation's past five fiscal years. Proxy statement disclosure rules adopted by the Securities and Exchange Commission ("SEC") require such a total stockholder return comparison using both a broad-based stock price index and a line-of-business comparator group. The composite of the Russell 2000 Index meets the broad-based stock price index requirement, which permits market capitalization to be a factor. The median market capitalization of the Russell 2000 Index companies was slightly under $500 million as of the last reconstitution of the index. The Corporation's average start-of-year market capitalization for the five-year performance period was $310 million.

  The "Housewares Peer Group" is comprised of those companies, currently included in the Investors Business Daily "Housewares" stock price index, which had market capitalizations of less than $750 million at the start of each of the fiscal years covered by the graph. These companies are: Decora Industries, Home Products Intl., Libbey, Lifetime Hoan and Mikasa.

  The return values set forth below and plotted on the graph are based on an initial investment of $100 on January 31, 1995, in the Corporation's Common Stock, and each of the two comparator investment groups, with all dividends treated as reinvested, and each component company within an investment group weighted by its start-of-year market capitalization.



                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                ONEIDA LTD., RUSSELL 2000 INDEX AND PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 1/31/00)

                                 [LINE GRAPH]

                     ---------------------------------------------------------
                     1/31/95   1/31/96   1/31/97   1/31/98   1/31/99   1/31/00
------------------------------------------------------------------------------
ONEIDA LTD.           $100.0    $119.5    $138.1    $333.8    $179.3    $268.5
------------------------------------------------------------------------------
RUSSELL 2000 INDEX    $100.0    $129.9    $154.5    $182.2    $182.3    $212.0
------------------------------------------------------------------------------
PEER GROUP            $100.0     $97.7    $121.6    $141.6    $146.7    $133.3
------------------------------------------------------------------------------

               APPROVAL OF THE AMENDED AND RESTATED ONEIDA LTD.
                          RESTRICTED STOCK AWARD PLAN

  At its March 29, 2000 meeting, the Board of Directors unanimously approved the amendment and restatement of the Oneida Ltd. Restricted Stock Award Plan (effective as of February 1, 1990) (the "Prior Plan") in the form of the Restricted Stock Plan, subject to the approval thereof by the shareholders of the Company at the Annual Meeting. A copy of the Restricted Stock Plan is attached to this proxy statement as Exhibit A, and the description of the Restricted Stock Plan herein is qualified by reference to the text of the attached Restricted Stock Plan.

  Purposes. The Restricted Stock Plan is intended to attract, retain and motivate officers and key employees of the Company and its subsidiaries, to compensate them for their contributions to the growth and profits of the Company and its subsidiaries and to encourage ownership by them of Common Stock.

  Eligible Employees. The Compensation Committee of the Board of Directors (the "Committee") may grant awards of Common Stock, subject to the restrictions of the Restricted Stock Plan ("Restricted Stock"), to key employees or officers of the Company or its subsidiaries. Approximately 25 employees will be eligible to participate in the Restricted Stock Plan.

  Shares Available Under the Restricted Stock Plan. An aggregate of 100,000 shares of Common Stock, less any awards of Restricted Stock granted and outstanding under the Prior Plan, will be available for award under the Restricted Stock Plan. Restricted Stock issued under the Restricted Stock Plan, or the Prior Plan, that is forfeited will again be eligible for future awards under the Restricted Stock Plan.

  Administration. The Restricted Stock Plan will be administered by the Committee. The Committee will have full authority to administer the Restricted Stock Plan, select participants from among eligible employees, grant awards, amend and modify the terms of any award and set forth the terms and conditions of the Restricted Stock awards, including, but not limited to, those related to vesting and forfeiture.

  Restricted Stock Awards. Each share of Restricted Stock awarded under the Restricted Stock Plan will be evidenced by an award document entered into between the Company and the Committee. Common Stock granted with respect to a Restricted Stock award will be subject to certain restrictions on vesting and transfer as determined by the Committee in its sole discretion.

  Termination of Employment. If a participant's employment terminates during the period that a Restricted Stock award is subject to restrictions as a result of (i) death, retirement, disability, termination of employment without cause or termination of employment by the participant for good reason or (ii) any reason other than termination for cause following a change in control of the Company, then the portion of the Restricted Stock award then outstanding and not vested shall fully vest as of the date his or her employment terminates. Termination of employment for any reason other than the foregoing will result in the immediate forfeiture of all nonvested Restricted Stock then held by the terminated participant. The Committee, in its sole discretion, may also provide that some or all of the nonvested portion of a participant's Restricted Stock award will vest immediately as of the date of such termination.

  Issuance of Shares Subject to Legal Compliance. No shares of Common Stock granted with respect to a Restricted Stock award will be issued unless the Company, in its discretion, shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

  Amendment of the Restricted Stock Plan. The Board of Directors or the Committee may amend, modify, suspend or terminate the Restricted Stock Plan at any time. No amendment or termination may adversely affect a participant's rights with respect to previously granted awards without his or her consent.

  Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock, the Committee, in its discretion, may make (i)such proportionate adjustments as it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of participants under the Restricted Stock Plan with respect to the aggregate number of shares of Common Stock for which Restricted Stock may be granted and/or (ii)such other adjustments as it deems appropriate.

  Termination of the Restricted Stock Plan. By its terms, the Restricted Stock Plan will remain in effect until terminated by the Board. No awards may be granted under the Restricted Stock Plan after the tenth anniversary of its effective date.

  New Plan Benefits. Restricted Stock awards to be made under the Restricted Stock Plan are subject to the discretion of the Committee and are not determinable at this time. The Restricted Stock Plan is a restatement of the Prior Plan that was in effect in fiscal year 1999 and is substantially identical to the terms and conditions of the Prior Plan. Had the Restricted Stock Plan been in effect in fiscal year 1999, awards that would have been granted under the Restricted Stock Plan would have been identical those made under the Prior Plan.

  Under the prior plan in fiscal 1999, Chief Executive Officer Peter J. Kallet was awarded 3,384 shares of Common Stock, representing a dollar value of $62,604. It was the only award issued under the plan for that year.

  The Board of Directors has unanimously approved the Amended and Restated Oneida Ltd. Restricted Stock Award Plan (the "Restricted Stock Plan") and recommend that shareholders vote "FOR" the Restricted Stock Plan.

     APPROVAL OF THE ONEIDA LTD. 2000 NON-EMPLOYEE DIRECTORS' EQUITY PLAN

  At its February 28, 2000 meeting, the Board of Directors (the "Board") adopted the Oneida Ltd. 2000 Non-Employee Directors' Equity Plan (the "Directors' Plan"), subject to the approval thereof by the shareholders of the Corporation at the Annual Meeting. A copy of the Directors' Plan is attached to this proxy statement as Exhibit B, and the description of the Directors' Plan herein is qualified by reference to the text of the attached Directors' Plan.

  The Board has unanimously recommended the Directors' Plan for approval by shareholders.

  Purposes. The purposes of the Directors' Plan is to encourage non-employee directors of the Corporation to own shares of the Corporation's common stock thereby creating a mutuality of interest between such non-employee directors and the shareholders of the Company, to encourage the highest level of director performance by providing non-employee directors with a direct interest in the Company's attainment of its financial goals and to provide a financial interest that will help attract and retain the most qualified non-employee directors.

  Shares Available Under the Directors' Plan. A total of 50,000 shares of Common Stock will be reserved for issuance under the Directors' Plan, which amount will be proportionately adjusted in the event of certain changes in the Company's capitalization, a merger, or a similar transaction. Shares issued pursuant to the Directors' Plan may be either authorized but unissued shares, treasury shares or a combination thereof.

  Administration. The Directors' Plan will be administered by the Board. The Board will have full and final authority to construe and interpret the Directors' Plan, adopt such rules and regulations as it deems necessary to carry out the purposes of the Directors' Plan, make all factual determinations in connection with the administration and interpretation of the Directors' Plan and take any other actions necessary or advisable for the administration of the Directors' Plan.

  Stock Awards. The Directors' Plan provides that each non-employee director may elect in writing to receive all or a portion of his or her annual retainer in Common Stock of the Company ("Stock Award"). Each non-employee director must make his or her election no later than the Board meeting at which annual retainers are paid, and the election must be approved by the Board. The total number of shares of Common Stock to be included in the Stock Award will be determined by dividing the amount of the annual retainer that the non-employee director has elected to receive in Common Stock by the average closing price of the Common Stock for the five-day period immediately preceding the Board meeting at which annual retainers are paid. Fractional shares will be paid in cash.

  Non-employee directors who are elected or appointed as members of the Board after the Board meeting at which annual retainers are paid may elect to receive all or a portion of his or her prorata annual retainer in Common Stock of the Corporation. Such election must be made no later that the first meeting that the non-employee director attends as a member of the Board.

  A non-employee director will at all times be fully vested in his or her Stock Award, and Common Stock acquired pursuant to the Stock Award will be freely transferable.

  Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock, the Board, in its discretion, may make (i) such proportionate adjustments to a Stock Award as it considers appropriate (in the form determined by the Board in its sole discretion) to prevent diminution or enlargement of the rights of participants under the Directors' Plan with respect to the aggregate number of shares of Common Stock underlying the Stock Award and the number of shares of Common Stock covered by each outstanding Stock Award and/or (ii) such other adjustments as it deems appropriate.

  Termination of the Directors' Plan. By its terms, the Directors' Plan will remain in effect until terminated by the Board; provided, that no Stock Awards may be granted under the Directors' Plan after the annual meeting of shareholders to be held in 2010.

  New Plan Benefits. There were 3,840 Stock Awards, each representing a share of Common Stock, granted under the Directors' Plan for 2000 to directors of the Company who are not executive officers as a group.

  Federal Income Tax Consequences. The grant of a Stock Award will result in the recognition of taxable income by the non-employee director and in a deduction to the Company on the date such award is granted. Gain or loss upon a subsequent sale of any Common Stock underlying a Stock Award generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the Common Stock sold).

  The Board of Directors has unanimously approved the Oneida Ltd. 2000 Non-Employee Directors' Equity Plan (the "Directors' Plan") and the reservation of 50,000 shares for issuance under the Directors' Plan and recommends that shareholders vote FOR the Directors' Plan and the reservation of shares for issuance thereunder.

           APPROVAL OF AN AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

  In 1970, the Board of Directors adopted an Employee Stock Purchase Plan (the "Purchase Plan") to promote the interests of the Corporation and its stockholders by encouraging and enabling employees to acquire a proprietary interest in the Corporation and an increased personal interest in its continued success and progress. The Purchase Plan, as amended, provides for the issuance of a maximum of 1,800,000 shares of authorized but unissued $1.00 par value Common Stock, subject to adjustments for stock distributions, etc.

  As of January 29, 2000, 547,007 shares remained available for sale under the Purchase Plan. On July 1, 1999, eligible employees became entitled to purchase 426,450 shares through the Purchase Plan. As of January 29, 2000, 18,629 of these shares had been purchased. Any option to purchase these shares unexercised by June 30, 2000 will expire and become available for future sale.

  To insure that sufficient shares are available for options to employees during the July 1, 2000 and future offering periods, the Board of Directors, subject to the approval of stockholders, has amended the Plan to increase by 500,000 the number of shares of Common Stock covered by the Purchase Plan. The proposed amendment authorizing an additional 500,000 shares of Common Stock for issuance under the Purchase Plan will be submitted to a vote at the Annual Meeting.

  Approximately 3,500 employees of Oneida Ltd. and its subsidiaries including executive officers are able to participate in the Purchase Plan on a pro rata basis. The following table shows for the past fiscal year the number of shares and the net value of the options to the executive officers named in the Cash Compensation table, executives as a group and non-executive employees as a group.

                      Employee Stock Purchase Plan--1999

                                                                       Number of
       Name & Position                                    Dollar Value  Shares
       ---------------                                    ------------ ---------
      Peter J. Kallet....................................  $   5,841      2,075
       President & CEO
      Allan H. Conseur ..................................      6,069      2,156
       Executive Vice President
      J. Peter Fobare....................................      2,959      1,051
       Senior Vice President &
       General Manager, Consumer
       Retail Division
      Robert L. Lupica...................................      1,897        674
       Corporate Senior Vice President
      Matthew J. Smith...................................      2,393        850
       Corporate Senior Vice
       President, Information Systems
       & Logistics
      Executive Group....................................     32,656     11,601
      Non-Executive Employee Group.......................  1,167,800    414,848

--------
  Note: Because the benefits that will be received or allocated under the Purchase Plan are not determinable, the benefits allocated for the last completed fiscal year are provided.

  (1) Dollar value represents the difference at the date of allocation between the market price of shares of the Corporation's Common Stock and the purchase price of beneficiaries of the Purchase Plan.

  Options to purchase shares under the Purchase Plan have been offered annually since July 1, 1970 and on each succeeding July 1st since that date to all regular full-time employees of the Corporation and certain subsidiaries with more than three months' service as of each offering date.

  During each offering period, each eligible employee with eighteen months or more of service prior to the offering date receives an option to purchase one share of Common Stock for each $250 unit of compensation or major fraction thereof earned during the most recent calendar year prior to each July 1 offering date. Each eligible employee with less than eighteen but at least twelve months' service prior to the offering date may purchase shares on the basis of his or her total earnings during the twelve-month period immediately following the date of employment. Each eligible employee with less than twelve months' service prior to the offering date may purchase shares on the basis of his or her total earnings from the date of employment through June 30th.

  In the event employees at any time become entitled to receive options under the Purchase Plan which would result (if the options were granted on that basis) in the granting of options covering more than the shares of Common Stock remaining under the Purchase Plan, the Corporation has the right to grant the options on a pro rata basis to employees to avoid issuing more than the aggregate number of shares authorized under the Purchase Plan.

  The price at which employees may purchase their shares is 90% of the fair market value of the stock on the offering date or 90% of the fair market value of the stock on the exercise date, whichever amount is less. The offering date is July 1st of each year and the exercise date is the date of purchase.

  The Board of Directors is authorized to terminate or amend the Purchase Plan at any time without the approval of stockholders, except the Board may not amend the Purchase Plan to increase the number of shares available for purchase, to decrease the purchase price or to change the definition of eligible employees without stockholder approval.

  The Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan' within the meaning of Section 423 of the Internal Revenue Code (the "Code"). Under the Code, a United States employee who elects to participate in an offering under the Plan will not realize income at the time of the offering or when the stock which he purchases is transferred to him.

  If an employee disposes of stock transferred to him under the Purchase Plan after two years from the July 1st date of the offering of such stock and one year from the date of the transfer of such stock to him, or if the employee dies while owning stock transferred to him under the Purchase Plan, the employee will be required to include in income as compensation for the year in which such disposition or death occurs an amount equal to the lesser of (a) the excess of the market value of such stock at the time of disposition or death over the purchase price, or (b) 10% of the market value of stock at the time of the offering. The employee's basis in such stock at the time of disposition will be increased by an amount equal to the amount includible in his income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be long-term capital gain or loss. In such event, the Corporation will not be entitled to any deduction from income.

  If an employee disposes of such stock within such two-year period or one-year period, the employee will be required to include in income as compensation for the year in which such disposition occurs an amount equal to the excess of the market value of such stock on the date of purchase over the purchase price. The employee's basis in such stock at the time of disposition will be increased by an amount equal to the amount includible in his income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be capital gain or loss, either short-term or long-term, depending on the holding period of such stock. In the event of a disposition within such two-year period or one-year period, the Corporation will be entitled to a deduction from income in an amount equal to the amount the employee is required to include in income as compensation as a result of such disposition.

  The vote of a majority of the shares of Common Stock outstanding and entitled to vote is required for approval of the Amendment to the Purchase Plan.

  The Board of Directors recommends that the stockholders vote FOR approval of the amendment of the Purchase Plan. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

                       APPROVAL OF INDEPENDENT AUDITORS

  The Audit Committee of the Board of Directors has recommended the appointment of PricewaterhouseCoopers LLP as independent certified public accountants. The Board of Directors of the Corporation has appointed PricewaterhouseCoopers LLP for the purpose of auditing the Corporation's accounts for the fiscal year ending January 27, 2001 and stockholder approval of such appointment is requested.

  The Board of Directors considers such auditors to be well qualified and independent and recommends a vote FOR the proposal to approve the appointment of PricewaterhouseCoopers LLP. In the event such appointment is not approved by stockholders, the Board of Directors will appoint other auditors at the earliest feasible time.

  Representatives from PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement and to answer questions from stockholders.

                             STOCKHOLDER PROPOSALS

  Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2001 Annual Meeting of Stockholders does not notify the Corporation of such proposal on or prior to March 9, 2001, then management proxies will be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2001 proxy statement.

  Notwithstanding the above, in order to be included in the Corporation's proxy statement relating to the 2001 Annual Meeting, proposals of stockholders intended to be presented to the Corporation's 2001 Annual Meeting of Stockholders must be received at the Corporation's principal executive offices not later than December 26, 2000.

                                 OTHER MATTERS

  Other than the foregoing, the Board of Directors knows of no matters which will be presented at the Annual Meeting for action by stockholders. However, if any other matters properly come before the meeting, or any adjournment thereof, it is anticipated that the proxies will be voted according to the best judgment of the persons acting by authorization of the proxies.

  The Annual Report of the Corporation for the fiscal year ended January 29, 2000 including audited financial statements is included with this mailing.

                                       By Order of the Board of Directors

                                       /s/ Catherine H. Suttmeier

                                          Catherine H. Suttmeier
                                                 Secretary

Oneida, New York
April 24, 2000

                                                                      EXHIBIT A

         AMENDED AND RESTATED ONEIDA LTD. RESTRICTED STOCK AWARD PLAN
                      (Effective as of February 1, 2000)

  1. Purpose. The Amended and Restated Oneida Ltd. Restricted Stock Award Plan, (effective as of February 1, 2000) (the "Plan") is intended to attract, retain and motivate officers and key employees of Oneida Ltd., a New York corporation, or any successor corporation thereto (the "Company") and its Subsidiaries (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company and its Subsidiaries and to encourage ownership by them of stock of the Company.

  2. Definitions. For purposes of the Plan, the following terms shall be defined as follows:

    "Board of Directors" or "Board" shall mean the Board of Directors of Oneida Ltd.

    "Cause" shall mean (i) the willful failure of a Recipient to satisfactorily perform the duties consistent with his title and position;
  (ii) the commission by a Recipient of a felony, or the perpetration by a Recipient of a dishonest act or common law fraud against the Company or any of its Subsidiaries; or (iii) any other willful act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Subsidiaries and failure of such Recipient to correct such act or omission within ten business days after notice by the Company of such act or omission.

    "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
  Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, anything in this Plan to the contrary notwithstanding, a Change in Control shall be deemed to have occurred if:

      (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

      (b) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

      (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Business Combination"), in each case with respect to which the stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own directly or indirectly more than 50% of the combined voting power of the Company or other corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the voting securities of the Company;

      (d) all or substantially all of the assets of the Company are sold, liquidated or distributed; or

      (e) there occurs a transaction that constitutes a change in the (i) ownership of the Company, (ii) effective control of the Company or
    (iii) effective ownership of a substantial portion of the assets of the Company, as determined pursuant to Code Section 280G and the regulations promulgated thereunder.

    "Code" shall mean the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

    "Committee" shall mean the Compensation Committee, any successor committee thereto or any other committee appointed by the Board to administer the Plan.

    "Common Stock" shall mean the Company's $1.00 par value common stock.

    "Company" shall mean Oneida Ltd., a New York corporation, and any successor to all or substantially all of the business or assets thereof.

    "Disability" shall mean any physical or mental injury or disorder of a Recipient which precludes the continued active employment of a Recipient and which is evidenced by the Recipient's eligibility to receive disability benefits under the Company Long-Term Disability Plan (or a determination by the Committee that such Recipient would be eligible to receive disability benefits if then participating in such plan).

    "Effective Date" shall mean February 1, 2000, subject to approval by the Company's shareholders at the annual meeting of shareholders in 2000.

    "Eligible Individuals" shall mean officers or key employees of the Company or a Subsidiary, as determined by the Committee in its sole discretion.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder and any successor provisions thereto.

    "Good Reason" shall mean, with respect to any Recipient and without such Recipient's consent, (i) failure to elect or reelect or to appoint or reappoint such a Recipient to, or removal of such Recipient from, the position such Recipient holds with the Company at the commencement of the Restriction Period or a superior position; (ii) relocation of the office of the Company where such Recipient is employed to a location more than 50 miles from Oneida, New York; or (iii) a material reduction in such Recipient's total annual cash compensation.

    "Plan" shall mean the Amended and Restated Oneida Ltd. Restricted Stock Award Plan, as may be amended and restated from time to time.

    "Prior Plan" shall mean the Oneida Ltd. Restricted Stock Award Plan, effective as of February 1, 1990, as amended from time to time.

    "Recipient" shall mean any Eligible Individual to whom an award of Restricted Stock is made.

    "Restricted Stock" shall mean a share of Common Stock granted to a Recipient subject to the restrictions hereof.

    "Restricted Stock Agreement" shall mean the written agreement between the Company and a Recipient setting forth the terms and conditions of an award of Restricted Stock under the Plan.

    "Restriction Period" shall mean, with respect to any Restricted Stock award, the period of time during which such Restricted Stock award is subject to the restrictions hereof. The duration of the Restriction Period shall be determined by the Committee in its sole discretion and set forth in the applicable Restricted Stock Agreement.

    "Retirement" shall mean a Recipient's termination or resignation of employment with the Company on or after "normal retirement age," as such term or a similar term is defined in the Company's qualified defined benefit retirement plan.

    "Special Circumstances" shall mean such events as the Committee may, in its sole discretion, and from time to time, determine to warrant the full or partial vesting of previously unvested Restricted Stock, provided, however, that Special Circumstances shall not include termination of a Recipient's employment for Cause.

    "Subsidiary" means any corporation of which the Company directly or indirectly controls 50% or more of the total combined voting power entitled to vote in the election of directors.

  3. Duration of the Plan. The Plan shall be amended and restated effective as of the Effective Date. The Plan shall remain in effect until terminated by the Board and thereafter until all Restricted Stock awards granted under the Plan either vest or are terminated under the terms of the Plan or under the applicable Restricted Stock Agreement. Notwithstanding the foregoing, Restricted Stock may not be granted under the Plan after the tenth anniversary of the Effective Date.

  4. Administration of the Plan.

  (a) The Plan shall be administered by the Committee, and the Committee shall make the determinations set forth in this Section 4(a), based on the recommendations of the Company's management. The Committee shall have full power and authority, subject to the express provisions of the Plan, (i) to select Recipients from among the Eligible Individuals, (ii) to make Restricted Stock awards in accordance with the Plan, (iii) to determine the number of shares of Restricted Stock subject to each Restricted Stock Agreement, (iv) to determine the terms and conditions of each award of Restricted Stock, including the authority to amend and modify the terms and conditions of an award of Restricted Stock after the granting thereof to a Recipient, (v) to specify and approve the provisions of the Restricted Stock Agreements delivered to Recipients in connection with their award of Restricted Stock,
(vi) to construe and interpret any Restricted Stock Agreement delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to make all factual determinations with respect to the Plan and (ix) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

  (b) The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

  (c) All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

  (d) No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan, except such person's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

  5. Shares of Common Stock Subject to the Plan. Subject to Section 10, the total number of shares of Common Stock which may be issued under the Plan, shall be 100,000 shares, less any awards of Restricted Stock granted under the Prior Plan. Restricted Stock issued under the Plan or the Prior Plan which is forfeited by a Recipient under the terms of the Plan or the Restricted Stock Agreement shall again be eligible for future awards under the Plan.

  6. Eligibility. The Committee shall determine, in its sole discretion, which Eligible Individuals may participate in the Plan. Restricted Stock awards shall not be affected by any change of the Recipient's duties or positions so long as he or she continues to be an employee of the Company or a Subsidiary.

  7. Restricted Stock Awards. The Committee shall have the authority to grant Restricted Stock under the Plan to a Recipient. Restricted Stock awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall in its discretion deem appropriate and that are not inconsistent with the Plan:

    (a) Restricted Stock Agreement. Each Recipient receiving an award of Restricted Stock shall enter into a Restricted Stock Agreement in such form and containing such restrictions, terms and conditions as the Committee, in its sole discretion, deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares. In the event of any conflict or inconsistency between the Plan and any such Restricted Stock Agreement, the Plan shall govern, and the Restricted Stock Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

    (b) Terms of Restricted Stock Awards Generally. Subject to the terms of the Plan, an award of Restricted Stock may be granted in such manner as the Committee may from time to time approve. Subject to the terms of the Plan, the Committee shall determine the number of shares of Restricted Stock subject to each Restricted Stock award granted to a Recipient, and the Committee may impose different terms and conditions on any particular Restricted Stock award granted to any Recipient.

    (c) Vesting. Notwithstanding any provision in the Plan to the contrary, shares of Restricted Stock awarded to a Recipient shall vest in accordance with the schedule set forth in each Recipient's Restricted Stock Agreement, provided the Recipient is employed by the Company at the end of each vesting period or otherwise meets the conditions set forth in such applicable Restricted Stock Agreement.

    (d) Restricted Period. The Restriction Period of a Restricted Stock award shall commence on the date such award is made and shall expire in accordance with the schedule established by the Committee and set forth in the Restricted Stock Agreement.

    (e) Evidence of Ownership. Each Recipient receiving a Restricted Stock award shall be issued a certificate or certificates in respect of such Restricted Stock award at the time of grant. Such certificate or certificates shall be registered in the name of such Recipient, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award of Restricted Stock. The Committee may require, as a condition of any award of Restricted Stock, that the Recipient deliver a stock power, endorsed in blank, relating to the Restricted Stock covered by such award. Physical possession or custody of the certificates will be retained by the Company until such time as the Restricted Stock has vested.

    (f) Rights as Shareholder. During the Restriction Period, the Recipient will be entitled to all rights of a stockholder of the Company, including the right to vote the Restricted Stock and receive dividends declared on such shares of Restricted Stock. However, any shares of Common Stock received as a result of a stock distribution to holders of nonvested Restricted Stock or any dividend or stock split in respect of shares of Restricted Stock that are not vested as of the date thereof shall be treated as additional shares under the Restricted Stock award and shall be subject to the same restrictions and other terms and conditions as such shares of nonvested Restricted Stock.

  8. Termination of Employment. If a Recipient's employment terminates during the Restriction Period (i) due to death, Retirement, Disability, termination of employment without Cause or termination of employment by the Recipient for Good Reason, or (ii) for any reason other than termination for Cause following a Change in Control, the portion of the Restricted Stock award then outstanding and not vested shall fully vest as of the date of termination. If a Recipient's employment terminates due to Special Circumstances, the Committee, in its sole discretion, may provide that some or all of the nonvested portion of a Recipient's Restricted Stock award shall vest as of the date of such termination; provided, however, that any such determination by the Committee shall apply only to the affected Recipient and shall not govern or control the Committee's decision with respect to any other Recipient whose employment terminates under the same or similar circumstances. Termination of employment for any reason other than the foregoing will result in the immediate forfeiture of all nonvested Restricted Stock then held by the terminated Recipient.

  9. Nontransferability. Restricted Stock or any rights or interests therein shall not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder until such time as it vests, subject to further restrictions on transfer as may be applicable under Federal or state securities laws of the rules and regulations or any exchange or automated quotation system on which the Common Stock is listed.

  10. Adjustment Upon Changes in Capital Structure. Notwithstanding any other provisions of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number, kind and class of shares available thereunder or to any outstanding award of Restricted Stock as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the shares of outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations or any similar corporate action or proceeding.


  11. Amendment of the Plan. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part. No termination, modification, suspension or amendment of the Plan shall, without the written consent of a Recipient to whom any Restricted Stock awards shall previously have been granted, adversely affect his or her rights under such Restricted Stock awards. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Restricted Stock award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and Federal laws.

  12. Miscellaneous.

  (a) Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Recipient for applicable income tax purposes with respect to any Restricted Stock award under the Plan, the Recipient shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Recipient.

  (b) No Right to Grants or Employment. No Eligible Individual or Recipient shall have any claim or right to receive grants of Restricted Stock awards under the Plan. Nothing in the Plan or in any Restricted Stock award or Restricted Stock Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without Cause.

  (c) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Recipient by the Company, nothing contained herein shall give any such Recipient any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Restricted Stock hereunder.

  (d) Other Employee Benefit Plans. Payments received by a Recipient under any Restricted Stock award made pursuant to the provisions of the Plan shall not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or any Subsidiary.

  (e) Securities Law Restrictions. The Committee may require each Recipient to represent to and agree with the Company in writing that such Recipient is acquiring the Restricted Stock for investment and not with a view to the distribution thereof. All certificates for shares of Restricted Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission and any exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable Federal and state securities laws.

  (f) Liability Under the Exchange Act. Notwithstanding anything contained in the Plan or any Restricted Stock Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Recipient pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

  (g) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

  (h) Applicable Law. The validity of the Plan and the construction and interpretation of the Plan shall be determined in accordance with and governed by the laws of the State of New York.

                                                                      EXHIBIT B

                                  ONEIDA LTD.

                   2000 NON-EMPLOYEE DIRECTORS' EQUITY PLAN

1. Purpose of the Plan.

  The purposes of this Oneida Ltd. 2000 Non-Employee Directors' Equity Plan are to encourage non-employee directors of Oneida Ltd. to purchase shares of the Company's common stock.

2. Definitions and Construction.

  (a) Definitions. The following terms shall be defined as set forth below:

    "Annual Retainer" means the cash portion of (i) any annual fee payable to an Eligible Director for service on the Board and (ii) any other fee determined on an annual basis and payable for service on, or for acting as chairperson of, any committee of the Board.

    "Award Meeting" means the meeting of the Board at which Annual Retainers are paid to Eligible Directors for the preceding Fiscal Year.

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the applicable ruling and regulations thereunder.

    "Committee" means such committee, if any, appointed by the Board to administer the Plan pursuant to Section 4(b) of the Plan.

    "Common Stock" means the common stock of the Company, par value $1.00 per share.

    "Company" means Oneida Ltd., a New York corporation and any successor to all or substantially all of the business or assets thereof.

    "Eligible Director" means a person who is a member of the Board who is not a current employee of the Company or its Subsidiaries.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the applicable ruling and regulations thereunder.

    "Fair Market Value" means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Board. In the absence of any alternative valuation methodology approved by the Board, the Fair Market Value of a share of Common Stock shall equal the average closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange for the trading day preceding the relevant date of determination or, if Common Stock was not traded on such trading date, the immediate preceding date on which Common Stock was traded.

    "Fiscal Year" means the Company's fiscal year which ends on the last Saturday in each January.

    "Plan" means the Oneida Ltd. Non-Employee Directors' Equity Plan, as amended from time to time.

    "Stock Award" means an award of Common Stock pursuant to Section 6 of the Plan.

    "Subsidiary" means any corporation of which the Company, directly or indirectly, controls fifty percent or more of the total combined voting power entitled to vote in the election of directors.

  (b) Construction. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

3. Shares Subject to the Plan.

  Except as provided in Section 8, the aggregate number of shares of Common Stock that may be issued under the Plan is 50,000. The number of authorized shares of Common Stock may be increased from time to time by approval of the Board and a majority of the shareholders of Common Stock or by written consent of a majority of the shareholders of Common Stock. Such shares may include authorized but unissued shares of Common Stock, treasury shares or any combination thereof. In the event the number of shares of Common Stock issued under the Plan and the number of shares of Common Stock subject to outstanding awards equals the maximum number of shares of Common Stock authorized under the Plan, no further awards shall be made unless the Plan is amended or additional shares of Common Stock become available for further awards under the Plan.

4. Administration of the Plan.

  (a) Administration. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to:

    (i) make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

    (ii) interpret and construe the Plan and the rules and regulations of the Board, to resolve ambiguities, inconsistencies or omissions in the text of the Plan and to take such other action as may be necessary or advisable for the orderly administration of the Plan;

    (iii) delegate to any person the authority to carry out such administrative duties, powers and authority relative to the administration of the Plan as the Board may determine;

    (iv) make any and all factual determinations in connection with the administration and implementation of the Plan; and

    (v) review actions taken by the Committee or any other person to whom authority is delegated under the Plan.

  (b) Delegation to the Committee. The Board, in its discretion, may delegate to a committee of the board of directors, consisting exclusively of members of the Board who are not Eligible Directors (the "Committee") a portion or all of its authority for administration of the Plan and, if such delegation occurs, all references to the Board in this Plan shall be deemed references to the Committee to the extent provided in the resolution establishing the Committee.

5. Participation.

  Subject to the terms and conditions set forth in the Plan, each Eligible Director shall be eligible to elect to receive all or a portion of his Annual Retainer in the form of a Stock Award.

6. Stock Award.

  (a) In General. Each Eligible Director may make an election (the "Election") to receive any or all of his Annual Retainer for the immediate preceding Fiscal Year in the form of a Stock Award. The Election must be in writing and delivered to the Secretary of the Company no later than the date of the Award Meeting. Any Election made by a Eligible Director pursuant to this Section 6(a) shall be irrevocable and must be approved by the Board prior to any Stock Award being granted.

  (b) Date of Grant, Number of Shares. Stock Awards will be granted to Eligible Directors as of the date of the Award Meeting. The Board shall determine the total number of shares of Common Stock to be included in each Stock Award by dividing the amount of the Eligible Director's Annual Retainer that is elected by such Eligible Director to be paid as Common Stock by the Fair Market Value of a share of Common Stock on the date the Stock Award is granted. In no event shall the Company be required to issue fractional shares. A fractional share of Common Stock that would otherwise be required to be issued under this Section 6 shall be paid in cash based upon the Fair Market Value of such fractional share.

  (c) Vesting. An Eligible Director shall at all times be fully vested in his Stock Award.

  (d) Rights as a Stockholder and Transferability. An Eligible Director who elects to receive a Stock Award shall have all voting, dividend, liquidation and other rights as a shareholder with respect to such Stock Award. Subject to Sections 12(f) and (g), the Common Stock subject to such Stock Award shall be freely transferable.

  (e) Delivery of Share Certificates. As soon as practicable following the granting of Stock Awards the Company shall deliver to the Eligible Director, or such person designated by the Eligible Director, a share certificate for the number of shares of Common Stock corresponding to such Stock Award. Shares delivered in settlement of Stock Awards shall be free of all such restrictions, except any that may be imposed under applicable law or the Company's trading policy.

7. Amendment and Termination.

  The Board may amend, alter, suspend or terminate the Plan in whole or in part at any time and from time to time. The Board may amend the terms of any Stock Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Eligible Director without the Eligible Director's written consent. Notwithstanding any provision herein to the contrary, the Board shall have broad authority to amend the Plan or any Stock Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

8. Adjustment Upon Changes in Capital Structure.

  Notwithstanding any other provisions of the Plan, the Board may at any time make or provide for such adjustments to the Plan, to the number, kind and class of shares available thereunder or to any outstanding Stock Award as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the shares of outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations or any similar corporate action or proceeding.

9. Unfunded Status of the Plan.

  The Plan is unfunded. Nothing contained herein shall give any Eligible Director any rights that are greater than those of a general creditor of the Company.

10. Effective Date and Term of the Plan.

  The Plan shall be effective as of February 1, 2000 (the "Effective Date"); subject to the approval by the Company's shareholders at or prior to the first annual meeting of shareholders following the Effective Date. If shareholder approval is not obtained at or prior to the first annual meeting of shareholders following the Effective Date, the Plan and any Stock Awards thereunder shall terminate ab initio and be of no further force and effect. The Plan shall continue in effect until the earlier of (a) the annual meeting of shareholders in 2010, or (b) the termination of the Plan by action of the Board.

11. General Provisions.

  (a) Investment Representations. The Company may require any Eligible Director to whom a Stock Award is granted, as a condition of receiving such Stock Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock subject to the Stock Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

  (b) No Restriction on Right of Company to Effect Corporate Changes. The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  (c) No Restrictions on Adoption of Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements (subject to stockholder approval, if such approval is required) and such arrangements may be either generally applicable or applicable only in specific cases.

  (d) No Right to Re-Election. The adoption of the Plan shall not interfere in any way with the right of the Company to terminate its relationship with any of its directors at any time or require the Company to nominate any Eligible Director to the Board.

  (e) Tax Withholding. To the extent required by applicable law and regulation, the Company may require an Eligible Director to arrange for the payment of any federal, state or local income or other tax applicable to the Common Stock granted hereunder.

  (f) Compliance with Securities Laws. Each Stock Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Common Stock subject to such Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares thereunder, such Common Stock may not be accepted in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

  (g) Compliance with Rule 16b-3. The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act, and the Board shall interpret and administer the provisions of the Plan in a manner consistent therewith.

  (h) Applicable Law. The Plan shall be governed by and subject to the laws of the State of New York and to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

  (i) Severability. If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

  (j) Headings. The headings of sections herein are included for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

                   ONEIDA LTD. - ANNUAL MEETING MAY 31, 2000

          This Proxy is Solicited on Behalf of the Board of Directors
            Annual Meeting of Stockholders ONEIDA LTD. -- May 31,2000

The undersigned, a holder of Common Stock of ONEIDALTD., hereby appoints WILLIAM
D. MATTHEWS, PETER J. KALLET and GEORGIAS. DERRICO, as Proxies of the undersigned with full power of substitution and revocation, to vote all shares of the stock of Oneida Ltd. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Oneida Ltd. to be held May 31, 2000, and at any adjournments thereof, hereby revoking any other Proxy heretofore given. Amajority of said Proxies or their substitutes as shall be present and acting at the said meeting shall have and may exercise all the powers of said Proxies hereunder. The said Proxies are instructed:

                      CONTINUED AND TO BE ON REVERSE SIDE

X (Please mark your)votes as in this
      example.

DO NOT PRINT IN THIS AREA

1. ELECTION of the following nominees as directors for a three-year term expiring May 28, 2003:

           FOR      WITHHELD
           [ ]         [ ]

NOMINEES: G. Derrico
          R.Q. Anderson
          P. Kallet

FOR ALL EXCEPT as indicated to the contrary below:

[ DO NOT PRINT IN THIS AREA ]

2. TO VOTE on the proposal to approve the Amended and Restated Oneida Ltd. Restricted Stock Award Plan;

           FOR     AGAINST    ABSTAIN
           [ ]       [ ]        [ ]

3. TO VOTE on the proposal to approve the Oneida Ltd. 2000 Non-Employee Directors' Equity Plan;

           FOR     AGAINST    ABSTAIN
           [ ]       [ ]        [ ]

4. TO VOTE to approve the amendment of the Oneida Ltd. Employee Stock Purchase Plan to authorize an additional five hundred thousand (500,000) shares of Common Stock for sale under the plan;

           FOR     AGAINST    ABSTAIN
           [ ]       [ ]        [ ]

5. TO VOTE on the proposal to approve the appointment of PricewaterhouseCoopers LLP as independent auditors;

           FOR     AGAINST    ABSTAIN
           [ ]       [ ]        [ ]

6. To act in their discretion on such other matters as may properly come before said meeting or any adjournment thereof.

Shares will be voted as specified and where no specification is made the vote of the undersigned will be cast FOR the election of directors and FOR the proposals outlined in (2) through (5).

IMPORTANT: Please sign, date, and return this Proxy promptly In the accompanying envelope.


_______________ Date: _____, 2000  _________________________ Date: _____, 2000
    Signature                      Signature if held jointly